                              NOTICE OF CONVERSION

                                       OF

                         CLASS B SHARES OF COMMON STOCK

                                       TO

                         CLASS A SHARES OF COMMON STOCK

     FOR USE BY HOLDERS OF CLASS B COMMON STOCK OF REPUBLIC BANCORP, INC. WHO DESIRE TO CONVERT AND TENDER SHARES PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 12, 2001

TO:      COMPUTERSHARE TRUST COMPANY OF NEW YORK

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

BY MAIL:                            BY HAND OR OVERNIGHT DELIVERY:            BY FACSIMILE TRANSMISSION:
Wall Street Station                 Wall Street Plaza                         (FOR ELIGIBLE INSTITUTIONS ONLY)
P.O. Box 1010                       88 Pine Street, 19th Floor                (212) 701-7636
New York, New York 10268-1010       New York, New York 10005                  Confirm by Telephone:
                                                                              (212) 701-7624
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     This Notice of Conversion is being delivered to Computershare Trust Company of New York in connection  with the offer being made by Republic  Bancorp,  Inc.
("Republic") to purchase up to 1,000,000 shares of its Class A Common Stock at a price not greater  than $10.00 nor less than $8.00 per share,  net to the seller in cash, without interest,  as specified by tendering  shareholders.  Republic's offer is being made on the terms and subject to the  conditions set forth in the
Offer  to  Purchase,  dated  February  12,  2001,  and  the  related  Letter  of
Transmittal (as amended or supplemented from time to time) (the "Offer").

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

         DESCRIPTION OF CLASS B SHARES TO BE CONVERTED TO CLASS A SHARES

[ ] Check here if any of the certificates representing Shares that you own have been lost, destroyed or stolen, See Instruction 17 to the Letter of Transmittal. Number of Shares represented by lost, destroyed or stolen certificates:


         Class B Certificates                             Name(s) and Address(es) of Registered Holder(s) (Please use pre-
(ATTACH SIGNED ADDITIONAL LIST IF NECESSARY)              ADDRESSED LABEL OR FILL IN AS NAME(S) APPEAR(S) ON CERTIFICATE(S))

     Class B                               Number of
   Certificate          Number of           Shares
    NUMBER(S)            SHARES           CONVERTED*



  -----------------  -----------------
        Total Class B Shares
       Converted into Class A

             Shares

                                      -----------------
     * Unless otherwise indicated in the above table, I am converting all of the shares of Class B Common Stock represented by the certificates described above into shares of Class A Common Stock

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

I have received and read the Offer to Purchase and the Letter of Transmittal. Documents accompanying this Notice of Conversion:

     o    the stock certificates identified above; and

     o a completed and manually signed Letter of Transmittal (or a manually signed facsimile thereof)for the tender of shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock in accordance with this Notice of Conversion; and

     o    any other documents required by the Letter of Transmittal.

     I hereby surrender the certificates identified above representing shares of Class B Common Stock of Republic Bancorp, Inc., a Kentucky corporation ("Republic"), for conversion into shares of Class A Common Stock of Republic. Notice is hereby given that I am converting the shares of Class B Common Stock represented by such certificates into shares of Class A Common Stock, as set out in the box on the first page of this Notice of Conversion.

     I authorize Republic to convert the number of Class B shares specified in the box on the first page of this Notice of Conversion into Class A shares and deliver to the depositary the number of Class A shares I have specified in the enclosed Letter of Transmittal.

     I hereby transfer to, or upon the order of, Republic all right, title and interest in and to all shares of Class B Common Stock surrendered herewith for conversion into shares of Class A Common Stock and irrevocably constitute and appoint Computershare Trust Company of New York (the Depositary) and/or Computershare Investor Services (the registrar and transfer agent) as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares for the purpose of effecting such conversion of shares on books of Republic, with full power of substitution.

     I hereby authorize,  instruct and direct Computershare Trust Company of New
York:

     o to submit this Notice of Conversion and the certificates surrendered herewith to Republic and/or Computershare Investor Services, the registrar and transfer agent for the Class A and Class B Common Stock; and o to accept delivery of any certificates representing shares of Class A Common Stock issued upon conversion of the shares of Class B Common Stock, as described above; and

     o to handle as Depositary under the Offer any such certificates as delivered to it by me for tendering pursuant to the Letter of Transmittal which accompanies this Notice of Conversion; and

     o to return to me any certificates representing shares of Class A Common Stock not accepted for payment or purchased by Republic pursuant to the Offer.

I understand that shares of Class B Common Stock are convertible to shares of Class A Common Stock on a one-for-one basis. Any number of shares of Class B Common Stock which I have converted to Class A Common Stock which I do not tender, will be returned to me at the address set out above. I understand that if all or any portion of the shares of Class A Common Stock tendered by me are not accepted by Republic for any reason, such shares of Class A Common Stock will be returned to me at the address provided in the Letter of Transmittal. The conversion of my Class B shares to Class A shares is unconditional.

                                PLEASE SIGN HERE

      (Please also complete and return the enclosed Latter of Transmittal)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title.)

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Dated: __________________________________________________________________, 2001

Name(s):------------------------------------------------------------------------

                                 (Please Print)

Capacity (full title): ---------------------------------------------------------


Address:   ---------------------------------------------------------------------


Areas Code(s) and Telephone Number(s):------------------------------------------




Important: To be effective, this Notice of Conversion and the Letter of Transmittal, each properly completed and validly signed, and the certificates for the shares being converted must be delivered to Computershare Trust Company of New York at the appropriate address set out above prior to the expiration date of the Offer. The expiration date of the Offer is 5:00 p.m., New York City, March 13, 2001, subject to extension by Republic as provided in the Offer.

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